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                                                                  Exhibit (j)(1)


                          INDEPENDENT AUDITORS' CONSENT


To the Shareholders and Board of Trustees of Capital Appreciation Fund



We consent to the use of our report dated February 8, 1999, with respect to the Capital Appreciation Fund, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information.


                                                                KPMG LLP


New York, New York
April 26, 1999